Exhibit 99.(h)(8)

AMENDMENT

to

Transfer Agency and Service Agreement

between

Aberdeen Funds, On Behalf Of Each of The Entities,

Individually and Not Jointly, As Listed On Schedule A (the “Funds”)

and

Boston Financial Data Services, Inc. (the “Transfer Agent”)

This Amendment is made as of this 18th day of September, 2014 between the Funds and the Transfer Agent.  The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”) under which the Transfer Agent performs certain services for the Funds.  In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.              Parties.  The parties and Aberdeen Investment Funds and Aberdeen Global Select Opportunities Fund, Inc. do hereby agree that as of the date hereof, Aberdeen Investment Funds and Aberdeen Global Select Opportunities Fund, Inc. shall each be added as a party to the Agreement.  All references in the Agreement and in any exhibits or schedules thereto to “Fund” or “Funds” shall be deemed to include the Aberdeen Investment Funds and Aberdeen Global Select Securities Funds, Inc., and references to “Portfolio” or “Portfolios” shall be deemed to include their respective series as reflected on Schedule A.

2.              Sections 8.1(c)(iii) and (iv).  The parties and Aberdeen Investment Funds and Aberdeen Global Select Opportunities Fund, Inc. do hereby agree that as of the date hereof, Sections 8.1(c)(iii) and (iv) shall be replaced in their entirety by the following new Sections 8.1(c)(iii), (iv) and (v):

“(iii) any instructions by the Fund or opinions of legal counsel to the Fund with respect to any matter arising in connection with the services requested by the Fund to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by counsel to the Fund after consultation with such legal counsel and upon which Fund instructions or opinion of Fund counsel the Transfer Agent is expressly permitted to rely; (iv) opinions of legal counsel that the Fund requests the Transfer Agent to obtain with respect to the transfer agency services to the Fund and the Fund affirmatively authorizes in writing that the Transfer Agent is permitted to rely on such opinion; or (v) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or person.”

3.              Schedule A.  The current Schedule A attached to the Agreement will be replaced and superseded with Schedule A, dated September 18, 2014, which is attached hereto and incorporated herein.

4.              Schedule 3.1 (Fees and Expenses).  Schedule 3.1 of the Agreement is hereby amended as follows:

a.                                      Omnibus Transparency, Section 3 (“Omnibus Transparency Bundled Accountlet Fee”) is amended by (i) by deleting the corresponding fee for “1 — 500,000 accountlets (includes 25 investigations)” and replacing it with “$0.40/Accountlet/Year”; and (ii) by deleting the corresponding fee for “2,000,001 and above accountlets (includes 100 investigations)” and replacing it with “$0.12/Accountlet/Year”.

b.                                      Omnibus Transparency, Section 4 (“Administration/Full Service Fee (in addition to the bundled accountlet technology cost)”) is amended by deleting the corresponding fee for “100,001 and above accountlets (includes 100 investigations)” and replacing it with “$4,500.00/Month”.

5.              All defined terms and definitions in the Agreement shall be the same in this Amendment (the “Amendment”) except as specifically revised by this Amendment.

6.              Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Lucia Sitar	By:	/s/ Richard J. Johnson

Name:	Lucia Sitar	Name:	Richard J. Johnson

Title:	Vice President	Title:	Managing Director
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN INVESTMENT FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN GLOBAL SELECT OPPORTUNITIES FUND, INC.

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President
As an Authorized Officer on behalf of Aberdeen Global Select Opportunities Fund, Inc.

SCHEDULE A

Effective as of: September 18, 2014

Aberdeen Funds

Aberdeen Asia Bond Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific (Ex-Japan) Equity Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific Smaller Companies Fund	Series of Delaware statutory trust
Aberdeen China Opportunities Fund	Series of Delaware statutory trust
Aberdeen Core Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	Series of Delaware statutory trust
Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	Series of Delaware statutory trust
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Local Currency Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	Series of Delaware statutory trust
Aberdeen Equity Long-Short Fund	Series of Delaware statutory trust
Aberdeen European Equity Fund	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Global Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Global Natural Resources Fund	Series of Delaware statutory trust
Aberdeen Global Small Cap Fund	Series of Delaware statutory trust
Aberdeen International Equity Fund	Series of Delaware statutory trust
Aberdeen Latin American Equity Fund	Series of Delaware statutory trust
Aberdeen Small Cap Fund	Series of Delaware statutory trust
Aberdeen Tax-Free Income Fund	Series of Delaware statutory trust
Aberdeen Ultra-Short Duration Bond Fund	Series of Delaware statutory trust
Aberdeen U.S. Equity Fund	Series of Delaware statutory trust
Aberdeen High Yield Bond Fund (formerly, Aberdeen U.S. High Yield Bond Fund)	Series of Delaware statutory trust

Aberdeen Investment Funds

Aberdeen Select International Equity Fund	Series of a Massachusetts business trust
Aberdeen Select International Equity Fund II	Series of a Massachusetts business trust
Aberdeen Total Return Bond Fund	Series of a Massachusetts business trust
Aberdeen Global High Income Fund	Series of a Massachusetts business trust

Aberdeen Global Select Opportunities Fund, Inc.